EXHIBIT 10.1
SNYDER’S-LANCE, INC.
2016 Key Employee Incentive Plan
Nonqualified Stock Option Agreement

Granted To	Grant Date	Number of Shares	Vesting Date
Name Address	XX/XX/XXXX	XX,XXX	33-1/3% - 1 year after Award Date 33-1/3% - 2 years after Award Date 33-1/3% - 3 years after Award Date
	Expiration Date:	Option Price Per Share: $$.$$

This Nonqualified Stock Option Agreement is made between Snyder’s-Lance, Inc., a North Carolina corporation (the “Company”), and you, an employee of the Company or one of its subsidiaries.

The Company sponsors the Snyder’s-Lance, Inc. 2016 Key Employee Incentive Plan (the “Plan”). The Plan is available upon request and its terms and provisions are incorporated herein by reference. When used herein, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

In recognition of the value of your contribution to the Company, you and the Company mutually covenant and agree as follows:

1.
Subject to the terms and conditions of the Plan and this Agreement, the Company grants to you the option to purchase from the Company the number of shares of the Company’s Common Stock stated above at the option price per share stated above (the “Option”). The Option is not intended to be an Incentive Stock Option. By accepting this Agreement, you acknowledge having read the Prospectus and agree to be bound by all of the terms and conditions of the Plan, this Agreement and the Snyder’s-Lance, Inc. Long-Term Performance Incentive Plan for Officers and Key Managers for 2016 effective May 4, 2016.

2.
The Option vests and is exercisable by you as stated in the schedule above and in the event of a Change in Control as defined in the Plan. The manner of exercising the Option and the method for paying the applicable option price shall be as set forth in the Plan. You cannot exercise the Option for less than 100 shares unless such lesser number is the total number of shares for which the Option is exercisable at such time. No fractional shares will be issued. Any applicable withholding taxes must also be paid by you in accordance with the Plan. Shares issued upon exercise of the Option shall be issued solely in your name. The right to purchase shares pursuant to the Option shall be cumulative so that when the right to purchase an additional installment of shares has vested pursuant to the schedule above, such shares or any part thereof may be purchased thereafter until the expiration of the Option.

3.
In the event of your termination of employment with the Company or its subsidiaries, the Option shall expire on the earlier of the Expiration Date stated above or the following cancellation date depending on the reason for termination:

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Reason for Termination                 Cancellation Date

Retirement    3 years from termination date
Death    1 year from termination date
Disability     Expiration Date
Voluntary termination    90 days from termination date
Involuntary termination    90 days from termination date
All other terminations    Termination date

In the case of Retirement, the Option shall continue to vest and become exercisable in accordance with the terms of this Agreement for a period of six months after Retirement and shall remain exercisable for the applicable period set forth above. In the event of death or Disability, the Option shall become fully vested and exercisable on the date of such event and shall remain fully exercisable for the applicable period set forth above. In the event of voluntary or involuntary termination, the Option shall remain exercisable only to the extent vested prior to voluntary or involuntary termination, as the case may be, and only for the applicable period set forth above. In all other cases, the Option shall terminate and be forfeited as of the date of termination.

If the Option is exercisable following your death, the Option shall be exercisable by such person empowered to do so under your will, or if you fail to make a testamentary disposition of the Option or shall have died intestate, by your executor or other legal representative.

4.
You agree that, upon request, you will furnish a letter agreement providing that you will not distribute or resell in violation of the Securities Act of 1933, as amended, any of the shares acquired upon your exercise of the Option, that you will indemnify and hold the Company harmless against all liability for any such violation and that you will accept all liability for any such violation.

5.
The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6.
Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by email, by fax or by mail, postage prepaid, to such address and directed to such person(s) as the Company may notify you from time to time; and to you at your address as shown on the records of the Company from time to time, or at such other address as you, by notice to the Company, may designate in writing from time to time.

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IN WITNESS WHEREOF, the Company has caused this Nonqualified Stock Option Agreement to be executed by its duly authorized officer, and you, the Grantee, have accepted this grant and agreed to the terms and conditions of this Nonqualified Stock Option Agreement by your acceptance on the Fidelity Online Website, all effective as of the Grant Date stated above.

SNYDER’S-LANCE, INC.

By________________________________________
Chief Human Resources Officer

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